As filed with the Securities and Exchange Commission on May 7, 2004

                                                      Registration No. (333- )
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                               ROTO-ROOTER, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                       7600                   31-0791746
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)

                              2600 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4726
                                (513) 762-6900
         (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                                Naomi C. Dallob
                         Vice President and Secretary
                              2600 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4726
      (Name, address, including zip code, and telephone number, including area code, of agent for service for Registrants)

                             ____________________

                                  Copies to:

                                Thomas E. Dunn
                          Cravath, Swaine & Moore LLP
                      Worldwide Plaza, 825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000
                             ____________________

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                                                   CALCULATION OF REGISTRATION FEE


                                                                     PROPOSED            PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            NUMBERS OF SHARES      MAXIMUM OFFERING       AGGREGATE OFFERING          AMOUNT OF
      SECURITIES TO BE REGISTERED         TO BE REGISTERED      PRICE PER UNIT (1)          PRICE (2)            REGISTRATION FEE

Capital Stock, par value $1.00 per
share                                         2,000,000               $49.58               $99,160,000              $12,563.72


Total..........................               2,000,000               $49.58               $99,160,000              $12,563.72



(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of
     1933, as amended, based on the average of the high and low trading prices of $49.90 and $49.25 of the capital stock on May 3,
     2004.

(2)  The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee.

                                                        ____________________

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                                        ____________________



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchage Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MAY 7, 2004


PROSPECTUS



                               ROTO-ROOTER, INC.

                               2,000,000 SHARES
                                 CAPITAL STOCK


          We are registering 2,000,000 shares of capital stock for offer and sale from time to time by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of these shares of capital stock.

          This prospectus should be read in conjunction with the documents incorporated by reference herein.

          Our capital stock is listed on the New York Stock Exchange under the symbol "RRR."

          Investing in our capital stock involves risks. See "Risk Factors" beginning on page 4, and the risk factors incorporated herein by reference, for a discussion of the risks you should consider before investing in our capital stock.

          The shares covered by this prospectus may be offered for sale from time to time on the New York Stock Exchange or otherwise, at prices then obtainable. The selling stockholders listed in this prospectus may sell any, all or none of the shares offered by this prospectus. See "Plan of Distribution" beginning on page 11 for a discussion of these and other distribution matters.

                             ____________________

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ____________________





                 The date of this prospectus is May [ ], 2004.

                               TABLE OF CONTENTS


                                                                           PAGE

Summary........................................................................2
Risk Factors...................................................................4
Note on Forward-Looking Statements.............................................6
Use of Proceeds................................................................7
Selling Stockholders...........................................................7
Description of Capital Stock...................................................9
Plan of Distribution..........................................................11
Legal Matters.................................................................13
Experts.......................................................................13
Where You Can Find More Information...........................................13
Incorporation By Reference....................................................13
Market Data...................................................................14

                                    SUMMARY

     The following summary contains basic information about the company and this offering. Because this is a summary, it necessarily does not contain all the information that may be important to you. For a more complete understanding of the offering, we encourage you to carefully read this entire prospectus, including the "Risk Factors" section, and the documents incorporated by reference herein. When we refer to "Roto-Rooter," "the company," "we," "our" and "us" in this prospectus we mean Roto-Rooter, Inc. and its subsidiaries unless the context indicates otherwise.


                            BUSINESS OF THE COMPANY

     We are involved in three lines of business: plumbing and drain cleaning services, heating/air-conditioning repair, and hospice care. We entered the hospice care business when we acquired the remaining 63% of Vitas Healthcare Corporation ("Vitas") that we did not previously own on February 24, 2004.

     We believe we are the largest provider of plumbing and drain cleaning services in North America, providing repair and maintenance services to residential and commercial accounts. We operate through more than 100 company-owned branches and independent contractors and 500 franchisees. We offer services to more than 90% of the U.S. population and approximately 55% of the Canadian population. We also have licensed master franchisees in Australia, China, Indonesia, Japan, Mexico, the Philippines and the United Kingdom.

     Our Service America business provides residential and commercial appliance and heating/air-conditioning repair, maintenance and replacement services. It also sells air conditioning equipment and duct cleaning services.

     Vitas is the nation's largest provider of hospice services for patients with severe, life-limiting illnesses. This type of care is aimed at making the terminally ill patient's final days as comfortable and pain free as possible. Hospice care is typically available to patients who have been initially certified as terminally ill (i.e., a prognosis of six months or less).

     Vitas' hospice operations began in South Florida in 1978 and Vitas was incorporated as a for-profit corporation in 1983. Today, Vitas provides a comprehensive range of hospice services through 25 operating programs covering many of the large population areas in the U.S., including Florida, California, Texas and Illinois. Vitas has over 6,000 employees including approximately 2,400 nurses and 1,500 home health aides.

     We are a holding company and derive all of our operating income from our subsidiaries.



                                 THE OFFERING

Securities Offered..................  2,000,000 shares of capital stock of Roto-Rooter.

Use of Proceeds.....................  The Company will not receive any proceeds from sales of capital stock by the selling  stockholders pursuant to this prospectus.

Capital Stock.......................  Our capital stock is listed on the New York Stock Exchange under the symbol "RRR."

                                  OUR ADDRESS

     Our executive offices are located at 225 E. Fifth Street, Cincinnati, Ohio 45202 and our telephone number is (513) 762-6900. Our website is located at http://www.rotorooterinc.com. The information on our website is not part of this prospectus.

                                 RISK FACTORS

     You should carefully consider the following risk factors and all of the information and the risk factors set forth in this prospectus and incorporated by reference herein before deciding to invest in the capital stock. The risks described below and incorporated by reference herein are not the only ones facing our company. Additional risks not now know to us or that we currently deem immaterial may also impair our business operations.

                      RISKS RELATED TO OUR CAPITAL STOCK

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY.

     The market price of our capital stock could fluctuate significantly in response to variations in quarterly operating results and other factors, such as:

          o    changes in our business, operations or prospects;

          o    developments in our relationships with our customers;

          o announcements of new products or services by us or by our competitors;

          o announcement or completion of acquisitions by us or by our competitors;

          o changes in existing or adoption of additional government regulations;

          o    unfavorable or reduced analyst coverage; and

          o prevailing domestic and international market and economic conditions.

     In addition, the stock market has experienced significant price fluctuations in recent years. Many companies experienced material fluctuations in their stock price that were unrelated to their operating performance. Broad market fluctuations, general economic conditions and specific conditions in the industries in which we operate may adversely affect the market price of our capital stock.

LIMITED TRADING VOLUME OF OUR CAPITAL STOCK MAY CONTRIBUTE TO ITS PRICE VOLATILITY.

     Our capital stock is traded on the New York Stock Exchange, or NYSE. During the year ended December 31, 2003, the average daily trading volume for our capital stock as reported by the NYSE was approximately 41,475 shares. We are uncertain whether a more active trading market in our capital stock will develop. Also, many investment banks no longer find it profitable to provide securities research on small-cap and mid-cap companies. If analysts were to discontinue coverage of our capital stock, our trading volume may be further reduced. As a result, relatively small trades may have a significant impact on the market price of our capital stock, which could increase the volatility and depress the price of our capital stock.

FUTURE SALES OF OUR CAPITAL STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

     In the future, we may sell additional shares of our capital stock in public or private offerings, and we may also issue additional shares of our capital stock to finance future acquisitions. Shares of our capital stock are also available for future sale pursuant to stock options that we have granted to our employees, and in the future we may grant additional stock options to our employees. Sales of substantial amounts of our capital stock, or the perception that such sales could occur, may adversely affect prevailing market prices for shares of our capital stock and could impair our ability to raise capital through future offerings.

WE ARE SUBJECT TO CERTAIN ANTI-TAKEOVER STATUTES THAT MIGHT MAKE IT MORE DIFFICULT TO EFFECT A CHANGE IN CONTROL OF THE COMPANY.

     We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control that could be advantageous to stockholders.

                      NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally can be identified by use of statements that include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning, although not all forward-looking statements contain such words. Statements that describe our objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission (the "SEC") and herein under the heading "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from sales of capital stock by the selling stockholders pursuant to this prospectus.



                             SELLING STOCKHOLDERS

     The following table sets forth for each selling stockholder, to the extent known by us, the amount of our capital stock beneficially owned by each selling stockholder prior to the offering, the amount of our capital stock being offered in the offering and the percentage of outstanding capital stock to be owned after completion of the offering based upon the number of shares outstanding at March 31, 2004. This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information. None of the selling stockholders or any of its affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us or any of our predecessors or affiliates within the past three years.

     Only selling stockholders identified as beneficially owning the capital stock set forth opposite each such selling stockholder's name in the table on the effective date of the registration statement, of which this prospectus forms a part, may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of the capital stock, the registration statement of which this prospectus forms a part will be amended by a post-effective amendment to set forth the name and number of shares of capital stock to be offered. The prospectus, which will be a part of such a post-effective amendment, will also disclose whether any selling stockholder selling in connection with such prospectus has held any position or office with or otherwise has had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the prospectus if such information has not been disclosed herein.

     To the extent that any of the listed selling stockholders are broker-dealers, they are deemed by the SEC to be "underwriters" within the meaning of the Securities Act. With respect to selling stockholders that are affiliates of broker-dealers, we believe that such entities acquired their shares of capital stock in the ordinary course of business and at the time of the purchase of such shares such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute those securities. To the extent that we determine that such entities did not acquire shares in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such affiliate as an "underwriter" within the meaning of the Securities Act.



                                                      NUMBER OF SHARES
                                                         OF CAPITAL                           PERCENTAGE OF
                                                            STOCK                               BENEFICIAL
                                                        BENEFICIALLY     NUMBER OF SHARES    OWNERSHIP AFTER
                                                        OWNED BEFORE     OF CAPITAL STOCK       COMPLETION
            NAME OF SELLING STOCKHOLDER                   OFFERING         BEING OFFERED       OF OFFERING
--------------------------------------------        ------------------   -----------------   ----------------
Perry Principals Investments LLC                           520,000            520,000               *

York Capital Management, L.P.                              40,760             38,042                *

York Investment Limited                                    129,340            121,558               *

York Select, L.P.                                          34,794             32,474                *

York Select Unit Trust                                     22,206             20,726                *

York Distressed Opportunities Fund, L.P.                   60,000             56,000                *

York Global Value Partners, L.P.                           12,000             11,200                *

DE Shaw Laminar Portfolios, LLC                            220,000            220,000               *

Mackay Shields Long/Short Fund, L.P.                       30,000             30,000                *

Mackay Shields Long/Short Fund (Master) LP                 150,000            150,000               *

Quantum Partners, LDC                                      100,000            100,000               *

Silver Oak Capital, L.L.C.                                 180,000            180,000               *

Drawbridge Special Opportunities Fund LP                   90,000             90,000                *

Drawbridge Special Opportunities Fund Ltd.                 60,000             60,000                *

Drawbridge Global Macro Master Fund Ltd.                   70,000             70,000                *

Massachusetts Mutual Life Insurance Company                149,500            149,500               *

MassMutual Corporate Investors                             20,000             20,000                *

MassMutual Participation Investors                         10,500             10,500                *

Event Partners Debt Acquisition, LLC                       120,000            120,000               *

*    Less than one percent

                         DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is only a summary of the detailed provisions of our certificate of incorporation, as amended, and by-laws, as amended. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our certificate of incorporation and by-laws. We encourage you to read our certificate of incorporation and by-laws which have been filed with the SEC and are incorporated by reference in this prospectus for a more complete description.

GENERAL

     Our authorized capital stock consists of 15,000,000 shares of capital stock, par value $1.00 per share. Our certificate of incorporation does not authorize the issuance of shares of preferred stock. As of March 31, 2004, we had 12,154,633 shares of capital stock outstanding. In addition, as of March 31, 2004, an aggregate of 1,013,776 shares of our capital stock were issuable upon the exercise of outstanding options and 67,302 shares were reserved for issuance under our stock incentive plans. As of March 31, 2004, 378,533 shares of our capital stock were reserved for conversion of our trust preferred securities.

RIGHTS OF HOLDERS OF OUR CAPITAL STOCK

     Stockholders are entitled to one vote for each share of our capital stock held of record on all matters on which stockholders are entitled or permitted to vote. Our capital stock does not have cumulative voting rights in the election of directors. As a result, holders of a majority of the shares of our capital stock voting for the election of directors can elect all the directors standing for election. Holders of our capital stock are entitled to receive dividends out of legally available funds when and if declared from time to time by our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of our capital stock will be entitled to share ratably in all assets remaining after payment of liabilities. Our capital stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions in our certificate of incorporation. The outstanding shares of our capital stock are fully paid and nonassessable.

CORPORATE GOVERNANCE PROVISIONS OF OUR BY-LAWS

     Our by-laws provide that stockholders may act by written consent without a meeting if consents in writing, setting forth the action taken, are signed by the holders of record of shares having not less than the minimum voting power that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our by-laws provide that special meetings of stockholders may be called at any time by the Chairman, President or the Secretary of the Company or upon the written request of a majority of the Board of Directors or of the holders of record shares having a majority of the voting power of the capital stock of the Company then entitled to vote for the election of directors. Our by-laws provide that the number of directors will be fixed from time to time by resolution of the Board of Directors or, in the absence thereof, will be the number of directors elected at the preceding annual meeting of the stockholders. Our by-laws provide that the Board of Directors must constitute no fewer than 3 and no more than 40 directors. Our Board of Directors currently consists of 11 directors.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     We are a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to Section 203 but less than 85% of such stock may not engage in a Business Combination, as defined in Section 203, with the corporation for a period of three years from the date on which that stockholder became an Interested Stockholder, as defined in Section 203, unless (1) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (2) the Business Combination is approved by the corporation's board of directors and authorized by the holders of at least 66% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes a merger, asset sale or other transaction resulting in a financial benefit to a stockholder. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting shares. We have not "opted out" of the provisions of Section 203.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited:

     o for any breach of the director's duty of loyalty to us or our stockholders,

     o for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law,

     o in respect of certain unlawful dividend payments or stock redemptions or repurchases, and

     o for any transaction from which the director derives an improper personal benefit.

The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our by-laws provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. We may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our capital stock is Wells Fargo Bank, N.A.

                             PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of capital stock from time to time after the date of this prospectus on any stock exchange or automated interdealer quotation system on which the capital stock is listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of capital stock by one or more of the following methods, without limitation:

     (a) ordinary brokerage transactions (including block trades) and transactions in which the broker solicits purchases;

     (b)  private sales or private transactions;

     (c) one or more underwritten offerings on a firm commitment or best efforts basis; and

     (d) a combination of any of these methods of sale or any other legally available means, whether or not described in this prospectus.

     At the time a particular offering of shares is made hereunder, to the extent required by Rule 424 under the Securities Act of 1933, we will file a prospectus supplement setting forth:

     (a)  the number of shares involved;

     (b)  the names of any underwriters, dealers or agents;

     (c)  the price at which the shares are being offered or purchased;

     (d) any commissions or discounts or concessions allowed to broker-dealers;

     (e) any discounts, commissions or other items constituting compensation from the selling shareholder; and

     (f)  any other facts material to the transaction.

     In connection with sales of the shares of capital stock the selling stockholders may enter into hedging transactions with broker-dealers only to the extent permitted by the Securities Act and any applicable securities laws of any state of the United States. These broker-dealers may in turn engage in short sales of the shares of capital stock and deliver shares of capital stock to close out such short positions, or loan or pledge shares of capital stock to broker-dealers that may in turn sell such securities. The selling stockholders may pledge or grant a security interest in some or all of the shares of capital stock that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of capital stock from time to time pursuant to this prospectus. The selling stockholders may also transfer and donate shares of capital stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be selling stockholders for the purposes of this prospectus.

     To our knowledge, there are currently no plans, arrangements or understanding between any selling stockholders and any underwriters, broker-dealer or agent regarding the sale of the shares of capital stock by the selling stockholders.

     The shares of capital stock registered hereby were issued and sold on February 24, 2004 in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders have sold all of the shares, the shares covered hereby are no longer outstanding or the holders are entitled to sell their shares under Rule 144 under the Securities Act.

     Pursuant to the registration rights agreement, we have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay certain expenses in connection with this offering, including, in certain circumstances, the fees and expenses of counsel to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders.

     The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act rules, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of capital stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of capital stock to engage in market-making activities with respect to the shares of capital stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the shares of capital stock and the ability of any person or entity to engage in market-making activities with respect to the shares of capital stock.

     The Company will not receive any proceeds from sales of any shares by the selling stockholders.

     Because we can not assure you that the selling stockholders will sell all or any portion of the shares offered hereby, we cannot estimate how many shares of capital stock that the selling stockholders will hold upon consummation of any sale.

     We may suspend the use of this prospectus by the selling stockholder under certain circumstances.

     Any capital stock sold by a selling stockholder pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance.

                                 LEGAL MATTERS

     The validity of the shares of capital stock will be passed upon for us by Naomi C. Dallob, Esq., our Vice President and Secretary.



                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Vitas as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, incorporated by reference from our Form 8-K/A filed on February 23, 2004 with the SEC, have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon included therein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 with respect to the capital stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to that registration statement. For further information with respect to us and the capital stock, we refer you to the registration statement and its exhibits. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.rotorooterinc.com. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, phone (212) 656-5060. Our capital stock is listed and traded on the New York Stock Exchange under the trading symbol "RRR." With the exception of the documents we file with the SEC, the information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.



                          INCORPORATION BY REFERENCE

     We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the

SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K). We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K.

     o Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004; and

     o Amended Current Report on Form 8-K/A filed on February 23, 2004 and Current Report on Form 8-K filed on February 24, 2004.

     Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus is modified or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

     You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                               Roto-Rooter, Inc.
                            c/o Investor Relations
                              2600 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4726
                  Telephone: (800) 224-3622 or (513) 762-6463

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.



                                  MARKET DATA

     The market data and certain industry forecasts contained or incorporated by reference in this prospectus are based on internal surveys, market research, publicly available information, industry publications or good faith estimates of our management. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by the registrant in connection with the distribution of the offered securities.

        SEC registration fee.................................     $   12,563.72
        Printing and engraving expenses......................         10,000.00
        Accounting fees and expenses.........................         35,000.00
        Legal fees and expenses..............................         50,000.00
        Miscellaneous expenses...............................            436.28
        Total expenses.......................................     $  108,000.00


Item 15.  Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     The certificate of incorporation and by-laws, as amended, of the registrant provide that (a) the registrant shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer or employee of the registrant serving at the registrant's request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise and (b) the registrant shall pay the expenses, including attorney's fees, incurred by a director or officer in defending or investigating a threatened or pending claim, action, suit or proceeding, in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount by the registrant. The certificate of incorporation also provides that, to the extent permitted by law, the directors of the registrant shall have no liability to the registrant or its stockholder for monetary damages for breach of fiduciary duty as a director.

     The registrant maintains policies of insurance under which the registrant's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The foregoing statements are subject to the detailed provisions of
Section 145 of the Delaware General Corporation Law and the certificate of incorporation and by-laws of Roto-Rooter, Inc.

Item 16.  Exhibits

3.1     --        Certificate of Incorporation of Chemed Corporation*
3.2     --        Certificate of Amendment to Certificate of Incorporation**
3.3     --        By-laws of Chemed Corporation***
4       --        Specimen of certificate representing Roto-Rooter, Inc.'s
                  capital stock, par value $1.00 per share
5       --        Opinion of Naomi C. Dallob, Esq.
23.1    --        Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2    --        Consent of Ernst & Young LLP, Independent Auditors
23.3    --        Consent of Counsel (included in Exhibit 5)
24.1    --        Powers of Attorney related to Roto-Rooter, Inc.


* Incorporated by reference to the Registration Statement on Form S-3 previously filed by Roto-Rooter, Inc. on November 26, 1991 (Registration No. 33-44177).
** Incorporated by reference to the Registration Statement on Form S-8 previously filed by Roto-Rooter, Inc. on September 25, 2003 (Registration No. 333-109104)
*** Incorporated by reference to the annual report on Form 10-K for the fiscal year 2000 previously filed by Roto-Rooter, Inc.

Item 17.  Undertakings

A.   Undertaking Regarding Rule 415 Offering

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 7, 2004.

                                            ROTO-ROOTER, INC.

                                               By:
                                                    /s/  Kevin J. McNamara
                                                    ----------------------------
                                                    Name:  Kevin J. McNamara
                                                    Title: President and Chief
                                                           Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 7, 2004 by the following persons in the capacities indicated.

             Signatures                             Title
---------------------------------     ------------------------------------------


     /s/ Kevin J. McNamara            President, Chief Executive Officer and
---------------------------------     Director
         (Kevin J. McNamara)          (principal executive officer)

        /s/ David P. Williams         Vice President and Chief Financial Officer
---------------------------------     (principal financial officer)
         (David P. Williams)

         /s/ Arthur V. Tucker         Vice President and Controller (principal
---------------------------------     accounting officer)
         (Arthur V. Tucker)

                  *
---------------------------------     Director
         (Edward L. Hutton)

                  *
---------------------------------     Director
      (Charles H. Erhart, Jr.)

                  *
---------------------------------     Director
         (Joel F. Gemunder)

                  *
---------------------------------     Director
         (Thomas C. Hutton)

                  *
---------------------------------     Director
          (Sandra E. Laney)

                  *
---------------------------------     Director
        (Timothy S. O'Toole)

                  *
---------------------------------     Director
        (Donald E. Saunders)

             Signatures                             Title
---------------------------------     ------------------------------------------


                  *
---------------------------------     Director
        (George J. Walsh III)

                  *
---------------------------------     Director
           (Frank E. Wood)


*By:

         /s/ Naomi C. Dallob
---------------------------------
          (Naomi C. Dallob
          Attorney-in-Fact)

                                      EXHIBITS

3.1     --    Certificate of Incorporation of Chemed Corporation*
3.2     --    Certificate of Amendment to Certificate of Incorporation**
3.3     --    By-laws of Chemed Corporation***
4       --    Specimen of certificate representing Roto-Rooter, Inc.'s
              capital stock, par value $1.00 per share
5       --    Opinion of Naomi C. Dallob, Esq.
23.1    --    Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2    --    Consent of Ernst & Young LLP, Independent Auditors
23.3    --    Consent of Counsel (included in Exhibit 5)
24.1    --    Powers of Attorney related to Roto-Rooter, Inc.


* Incorporated by reference to the Registration Statement on Form S-3 previously filed by Roto-Rooter, Inc. on November 26, 1991 (Registration No. 33-44177).

** Incorporated by reference to the Registration Statement on Form S-8 previously filed by Roto-Rooter, Inc. on September 25, 2003 (Registration No. 333-109104)

*** Incorporated by reference to the annual report on Form 10-K for the fiscal year 2000 previously filed by Roto-Rooter, Inc.